                           THE  DIAL  CORPORATION
               EXHIBIT  11-COMPUTATION  OF  EARNINGS  PER  SHARE
                  (000  omitted,  except  per  share  data)



                                              Quarter ended    Quarter ended
                                              September 27,    September 28,
                                                   1997            1996
                                              --------------  ---------------
PRIMARY:
Net Income (Loss). . . . . . . . . . . . . .  $       22,352  $      (25,486)
                                              ==============  ===============

Weighted average common & equivalent shares
   outstanding . . . . . . . . . . . . . . .          92,872          90,618
                                              ==============  ===============

Primary earnings per share:
   Net Income (Loss) per share . . . . . . .  $         0.24  $        (0.28)
                                              ==============  ===============


FULLY DILUTED:
Net Income (Loss). . . . . . . . . . . . . .  $       22,352  $      (25,486)

Weighted average common & equivalent shares
   outstanding . . . . . . . . . . . . . . .          92,872          90,618
Incremental shares under stock option plans.             111
                                              --------------  ---------------
Adjusted weighted average common &
   equivalent shares outstanding . . . . . .          92,983          90,618
                                              ==============  ===============

Fully diluted earnings per share:
   Net Income (Loss) per share . . . . . . .  $         0.24  $        (0.28)
                                              ==============  ===============



                           THE  DIAL  CORPORATION
               EXHIBIT  11-COMPUTATION  OF  EARNINGS  PER  SHARE
                  (000  omitted,  except  per  share  data)



                                               Nine months     Nine months
                                                  ended           ended
                                              September 27,   September 28,
                                                   1997            1996
                                              --------------  --------------
PRIMARY:
 Net Income. . . . . . . . . . . . . . . . .  $       61,057  $       13,411
                                              ==============  ==============

Weighted average common & equivalent shares
   outstanding . . . . . . . . . . . . . . .          92,491          90,618
                                              ==============  ==============

Primary earnings per share:
   Net Income per share. . . . . . . . . . .  $         0.66  $         0.15
                                              ==============  ==============


FULLY DILUTED:
 Net Income. . . . . . . . . . . . . . . . .  $       61,057  $       13,411

Weighted average common & equivalent shares
   outstanding . . . . . . . . . . . . . . .          92,491          90,618
 Incremental shares under stock option plans             401             185
                                              --------------  --------------
 Adjusted weighted average common &
   equivalent shares outstanding . . . . . .          92,982          90,803
                                              ==============  ==============

Fully diluted earnings per share:
   Net Income per share. . . . . . . . . . .  $         0.66  $         0.15
                                              ==============  ==============